Exhibit 99.2

Revolving Note

U.S. $10,000,000	December 29, 2015

For Value Received, the undersigned, The Female Health Company, a Wisconsin corporation (“Borrower”), hereby promises to pay to BMO Harris Bank N.A. (“Bank”) at the principal office of Bank in Chicago, Illinois (or such other location as Bank may designate to Borrower), in immediately available funds, the principal sum of Ten Million and 00/100 Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Revolving Note is the Note referred to in the Credit Agreement dated as of December 29, 2015, among Borrower and Bank (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned as caused this Note to be duly executed and delivered in Chicago, Illinois as of the date first written above.

                THE FEMALE HEALTH COMPANY,
                 a Wisconsin corporation

                By  /s/ Michele Greco

                 Name    Michele Greco
                 TitleExecutive Vice President &
                 Chief Financial Officer